UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2019

Washington Prime Group Inc.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.  Entry into a Material Definitive Agreement.

Washington Prime Group Inc. (the “Registrant,” “Company” or “WPG”) and Joshua P. Lindimore executed a First Amendment to Employment Agreement (the “Amendment”), dated and effective as of May 16, 2019. The Amendment amends that certain Employment Agreement, entered into on August 6, 2018 and effective as of August 3, 2018 (the “Agreement”), between the Company and Mr. Lindimore. The Compensation Committee of the Board of Directors approved the same on May 16, 2019.

The Amendment modifies the Agreement to: (i) reflect Mr. Lindimore’s title change from Senior Vice President, Head of Leasing to Executive Vice President, Head of Leasing, (ii) evidence his current base salary in effect as of the effective date of the Amendment, and (iii) modify and increase Mr. Lindimore’s target bonus opportunity under the Company’s annual cash incentive (bonus) plan. All other terms of the Agreement remain unaltered and of full force and effect. The disclosure under this Item 1.01 is qualified in its entirety by the Amendment attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for the Registrant was held on Thursday, May 16, 2019 (the “Annual Meeting”) in New York, NY. Proxies for the Meeting were solicited by the Registrant pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Four proposals were submitted to a vote of the holders of the Registrant’s common shares. The four proposals are described below.

●	the election of the seven (7) persons named in the Company’s Annual Meeting proxy statement as director and to hold office until the 2020 annual meeting of shareholders;

●	a non-binding advisory vote to approve executive compensation as described in the Company’s Annual Meeting proxy statement;

●	the approval and adoption of the 2019 Washington Prime Group, L.P. Stock Incentive Plan (the “Plan”); and

●	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

At the Annual Meeting, each of the nominees for election as a director was re-elected and the common shareholders also voted in favor of each of the three other proposals. There was no solicitation in opposition to the Company’s voting recommendation for each proposal that was contained in the Annual Meeting proxy statement.

The final vote tally on each of the proposals is set forth below.

1.	Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
i. J. Taggart (“Tag”) Birge	123,590,101	742,113	540,627	38,112,355
ii. Louis G. Conforti	123,644,157	851,734	376,950	38,112,355
iii. John J. Dillon III	123,720,211	751,978	400,652	38,112,355
iv. Robert J. Laikin	123,657,664	816,745	398,432	38,112,355
v. John F. Levy	123,463,383	986,218	423,240	38,112,355
vi. Jacquelyn R. Soffer	122,436,371	2,075,708	360,762	38,112,355
vii. Sheryl G. von Blucher	123,596,867	718,267	557,707	38,112,355

	For	Against	Abstain	Broker Non- Votes
2. Non-binding advisory vote to approve executive compensation as described in the Company’s proxy statement.	120,894,616	3,248,086	730,139	38,112,355

	For	Against	Abstain	Broker Non- Votes
3. Approval and adoption of the Plan.	121,274,679	3,028,103	570,059	38,112,355

	For	Against	Abstain	Broker Non- Votes
4. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	161,598,327	901,417	485,452	0

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

4.1	2019 Washington Prime Group, L.P. Stock Incentive Plan.

10.1	First Amendment to Employment Agreement, dated and effective as of May 16, 2019, by and between Washington Prime Group Inc. and Joshua P. Lindimore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

/s/ Robert P. Demchak
Date: May 20, 2019	Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary